                   UNDERWRITING AGREEMENT



                                               April 29, 1994





The Chase Manhattan Corporation
1 Chase Manhattan Plaza
New York, New York  10081

Ladies and Gentlemen:

     We, the undersigned (the "Representatives"), are acting on behalf of the underwriters (including ourselves) named in Exhibit A hereto (such underwriters being herein called the "Underwriters"), and we understand that The Chase Manhattan Corporation, a Delaware corporation (the "Company"), proposes to issue and sell 9,100,000 shares (the "Offered Stock") of the Company's Preferred Stock, Adjustable Rate Series N. The terms of the Offered Stock are described in the Company's Registration Statement on Form S-3 (File No. 33-51044) and the Basic Prospectus (as defined in the Standard Provisions (as modified herein) hereinafter referred to), as supplemented by a Prospectus Supplement dated April 29, 1994.

     All the provisions (including defined terms) contained in the document entitled "The Chase Manhattan Corporation Preferred Stock Underwriting Agreement Standard Provisions" (the "Standard Provisions") attached hereto are incorporated by reference herein in their entirety and shall be deemed to be part of this Agreement to the same extent as if such provisions had been set forth in full herein, except as follows:

     (a) Supplementing the provisions of the first and second sentences of Paragraph 1(a) of the Standard Provisions, the terms "registration statement" and "Registration Statement" shall mean the Company's Registration Statement on Form S-3, File No. 33-51044.

     (b) Modifying the provisions of the second sentence of Paragraph 1(a) of the Standard Provisions, the term "Basic Prospectus" as used in the Standard Provisions shall mean the prospectus (including all documents incorporated therein by reference) included in the Company's Registration Statement on Form S-3, File No. 33-51044.

     (c) Supplementing the provisions of the second sentence of Paragraph 1(a) of the Standard Provisions, the term "Prospectus" as used in the Standard Provisions shall include the Basic Prospectus together with the preliminary Prospectus Supplement dated April 25, 1994 and the Basic Prospectus as supplemented by the Prospectus Supplement dated April 29, 1994, except that for purposes of Paragraph 1(b) of the Standard Provisions, the term "Prospectus" shall mean the Basic Prospectus as supplemented by the Prospectus Supplement dated April 29, 1994.

     (d)  The third sentence of Paragraph 4 of the Standard
Provisions shall be modified to read in its entirety as follows:

          "On the Delivery Date, the Company shall deliver the Offered Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price in New York Clearing House (next-day) funds."

     (e) Clause (e) of Paragraph 6 of the Standard Provisions shall be modified to read in its entirety as follows:

          "(e) The Underwriters severally hereby confirm that the following statements with respect to the public offering of the Offered Stock are correct and were furnished in writing to the Company by or on behalf of the Underwriters for inclusion in the Registration Statement and the Prospectus:

               (i) The first sentence of the last paragraph of text on the cover page of the Prospectus
          Supplement, concerning the terms of the offering by the Underwriters;

               (ii)   The first paragraph on page S-2 of the
          Prospectus Supplement, concerning stabilization and over-allotment by the Underwriters; and

               (iii)   The third paragraph of text under the
          caption 'Underwriting' in the Prospectus Supplement, concerning the terms of offering by the Underwriters."

     (f) Paragraph 7 of the Standard Provisions shall be modified to read in its entirety as follows:

          "7. The obligations of the Underwriters under this Agreement may be terminated by the Representatives, in their absolute discretion, by notice given to and received by the Company prior to delivery of and payment for any Offered Stock, if, prior to that time, (a) trading in the Company's Common Stock on the New York Stock Exchange, Inc. is suspended and such suspension shall be continuing on the Delivery Date, or (b) trading in securities generally on the New York Stock Exchange, Inc. is suspended, or minimum prices are established on that Exchange, or a banking moratorium is declared by either Federal or New York State authorities, or (c) there has been, since the respective dates as of which information is given in the Registration Statement, except as set forth in or contemplated by the Registration Statement or Prospectus as of the date of the Underwriting Agreement, any material change in the liabilities or obligations of the Company or the Bank or any material adverse change in, or development materially and adversely affecting, the financial position of the Company or the Bank, or (d) there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the Representatives' judgment, impracticable to market the Offered Stock or enforce contracts for the sale of the Offered Stock, or (e) the rating assigned by Moody's Investors Service, Inc. or Standard & Poor's Corporation to any preferred stock or debt securities of the Company as of the date of the Underwriting Agreement shall have been lowered since that date or any such rating agency shall have publicly announced that it has placed any preferred stock or debt securities of the Company on what is commonly termed a 'watch list' for possible downgrading."

     (g) The Delivery Date referred to in Paragraph 4 of the Standard Provisions shall be 10:00 A.M., New York City time, on May 9, 1994. Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective numbers of shares of Offered Stock set forth opposite their names in Exhibit A hereto, at a purchase price of $24.2125 per share, plus accrued dividends, if any, from May 10, 1994; provided, however, with respect to shares of Offerred Stock sold to certain institutions, the purchase price shall be $24.50 per share, plus accrued dividends, if any, from May 10, 1994. The Underwriters shall inform the Company, in writing, the business day prior to the Delivery Date, of the number of shares of Offered Stock sold to such institutions.

     (h) Paragraph 5(h) of the Standard Provisions shall be modified to read, in its entirety, as follows:

          "(h) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the "effective date of the registration statement" (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with
     Section 11(a) of the Act and Rule 158 thereunder;"

     The Underwriters will offer the Offered Stock for sale upon the terms and conditions set forth in the Basic Prospectus as supplemented by the Prospectus Supplement dated April 29, 1994.

     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning a signed copy to the Undersigned.

Very truly yours,

GOLDMAN, SACHS & CO.
BEAR, STEARNS & CO. INC.
LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                       INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
SMITH BARNEY SHEARSON INC.




By:   /s/ Goldman, Sachs & Co.
     -------------------------------
    (Goldman, Sachs & Co.)


     Acting on behalf of themselves
     and the other Underwriters
     named in Exhibit A hereto

Accepted:

THE CHASE MANHATTAN CORPORATION

By:  /s/ Arjun K. Mathrani
    ----------------------------
     Name:  Arjun K. Mathrani
     Title:   Executive Vice President and
                     Treasurer








ACE02227

                              Exhibit A
                              ---------

                                      Number of
     Underwriter                       Shares
     -----------                   --------------
Goldman, Sachs & Co.                    1,063,500
Bear, Stearns & Co. Inc.                1,063,500
Lehman Brothers Inc.                    1,063,500
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                1,063,500
Morgan Stanley & Co. Incorporated       1,063,500
Smith Barney Shearson Inc.              1,063,500

Alex. Brown & Sons Incorporated           140,500
CS First Boston Corporation               140,500
Dean Witter Reynolds Inc.                 140,500
Dillon, Read & Co. Inc.                   140,500
Donaldson, Lufkin & Jenrette
           Securities Corporation         140,500
A.G. Edwards & Sons, Inc.                 140,500
Keefe, Bruyette & Woods, Inc.             140,500
Kemper Securities, Inc.                   140,500
Kidder, Peabody & Co. Incorporated        140,500
Oppenheimer & Co., Inc.                   140,500
PaineWebber Incorporated                  140,500
Prudential Securities Incorporated        140,500
Salomon Brothers Inc                      140,500

Advest, Inc.                               42,500
Robert W. Baird & Co. Incorporated         42,500
J.C. Bradford & Co.                        42,500
Cowen & Company                            42,500
Craigie Incorporated                       42,500
Doley Securities, Inc.                     42,500
Fahnestock & Co. Inc.                      42,500
First Albany Corporation                   42,500
J.B. Hanauer & Co.                         42,500
Interstate/Johnson Lane Corporation        42,500
Edward D. Jones & Co.                      42,500
Legg Mason Wood Walker Incorporated        42,500
Mendham Capital Group, Inc.                42,500
Montgomery Securities                      42,500
Piper Jaffray Inc.                         42,500
Pryor, McClendon, Counts & Co., Inc.       42,500

                         Exhibit A (con't)
                         -----------------

                                          Number of
     Underwriter                          Shares
     ___________                        -------------

Raymond James & Associates, Inc.           42,500
Muriel Siebert & Co., Inc.                 42,500
Sturdivant & Co., Inc.                     42,500
Utendahl Capital Partners, L.P.            42,500
Wheat, First Securities, Inc.              42,500


                                        ---------

                                        9,100,000
                                       ----------





















ACE02227